AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the Invesco Exchange-Traded Fund Trust (the “Trust”), and that the following funds are included under the Amended and Restated Fund Administration and Accounting Agreement dated June 17, 2013 and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

June 04, 2018

1.	Invesco Aerospace & Defense ETF
2.	Invesco BRIC ETF
3.	Invesco BuyBack AchieversTM ETF
4.	Invesco Cleantech ETF
5.	Invesco Dividend AchieversTM ETF
6.	Invesco Dow Jones Industrial Average Dividend ETF
7.	Invesco DWA Momentum ETF
8.	Invesco DWA Basic Materials Momentum ETF
9.	Invesco Dynamic Biotechnology & Genome ETF
10.	Invesco Dynamic Building & Construction ETF
11.	Invesco DWA Consumer Cyclicals Momentum ETF
12.	Invesco DWA Consumer Staples Momentum ETF
13.	Invesco Dynamic Energy Exploration & Production ETF
14.	Invesco DWA Energy Momentum ETF
15.	Invesco DWA Financial Momentum ETF
16.	Invesco Dynamic Food & Beverage ETF
17.	Invesco DWA Healthcare Momentum ETF
18.	Invesco DWA Industrials Momentum ETF
19.	Invesco Dynamic Large Cap Growth ETF
20.	Invesco Russell Top 200 Equal Weight ETF
21.	Invesco Dynamic Large Cap Value ETF
22.	Invesco Dynamic Leisure and Entertainment ETF
23.	Invesco Dynamic Market ETF
24.	Invesco Dynamic Media ETF
25.	Invesco Russell Midcap Pure Growth ETF
26.	Invesco Russell Midcap Equal Weight ETF
27.	Invesco Russell Midcap Pure Value ETF
28.	Invesco Dynamic Networking ETF
29.	Invesco Dynamic Oil & Gas Services ETF
30.	Invesco DWA NASDAQ Momentum ETF
31.	Invesco Dynamic Pharmaceuticals ETF
32.	Invesco Dynamic Retail ETF
33.	Invesco Dynamic Semiconductors ETF
34.	Invesco Russell 2000 Pure Growth ETF
35.	Invesco Russell 2000 Equal Weight ETF
36.	Invesco Russell 2000 Pure Value ETF
37.	Invesco Dynamic Software ETF
38.	Invesco DWA Technology Momentum ETF
39.	Invesco DWA Utilities Momentum ETF
40.	Invesco Financial Preferred ETF
41.	Invesco FTSE RAFI US 1000 ETF
42.	Invesco FTSE RAFI US 1500 Small-Mid ETF
43.	Invesco Russell Top 200 Pure Growth ETF
44.	Invesco Russell Top 200 Pure Value ETF
45.	Invesco Global Listed Private Equity ETF
46.	Invesco Golden Dragon China ETF
47.	Invesco High Yield Equity Dividend Achievers ETF

48.	Invesco Insider Sentiment ETF
49.	Invesco International Dividend Achievers ETF
50.	Invesco Zacks Mid-Cap ETF
51.	Invesco Zacks Multi-Asset Income ETF
52.	Invesco NASDAQ Internet ETF
53.	Invesco Raymond James SB-1 Equity ETF
54.	Invesco S&P 100® Equal Weight ETF
55.	Invesco S&P MidCap 400® Equal Weight ETF
56.	Invesco S&P MidCap 400® Pure Growth ETF
57.	Invesco S&P MidCap 400® Pure Value ETF
58	Invesco S&P 500® BuyWrite ETF
59.	Invesco S&P 500® Equal Weight Consumer Discretionary ETF
60.	Invesco S& P 500® Equal Weight Consumer Staples ETF
61.	Invesco S&P 500® Equal Weight Energy ETF
62.	Invesco S&P 500® Equal Weight ETF
63.	Invesco S&P 500® Equal Weight Financials ETF
64.	Invesco S&P 500® Equal Weight Health Care ETF
65.	Invesco S&P 500® Equal Weight Industrials ETF
66.	Invesco S&P 500® Equal Weight Materials ETF
67.	Invesco S&P 500® Equal Weight Real Estate ETF
68.	Invesco S&P 500® Equal Weight Technology ETF
69.	Invesco S&P 500® Equal Weight Utilities ETF
70.	Invesco S&P 500® Pure Growth ETF
71.	Invesco S&P 500® Pure Value ETF
72.	Invesco S&P 500® Top 50 ETF
73.	Invesco S&P 500® Quality ETF
74.	Invesco S&P SmallCap 600® Equal Weight ETF
75.	Invesco S&P SmallCap 600® Pure Growth ETF
76.	Invesco S&P SmallCap 600® Pure Value ETF
77.	Invesco S&P Spin-Off ETF
78.	Invesco Water Resources ETF
79.	Invesco Wilderhill Clean Energy ETF
80.	Invesco Wilderhill Progressive Energy ETF
81.	Invesco Wilshire Micro-Cap ETF
82.	Invesco Wilshire US REIT ETF
83.	Invesco Zacks Micro Cap ETF

INVESCO EXCHANGE-TRADED FUND TRUST I

By:	/s/ Daniel E. Draper
(signature)

Daniel E. Draper
(name)

President
(title)

THE BANK OF NEW YORK MELLON

By:	/s/ Gerard Connors
(signature)

Gerard Connors
(name)

Vice President
(title)